Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Fourth Quarter 2023 Highlights

◾	Reported sales of $548 million, up 9% on a reported basis and down 1% organically

◾	Reported operating margin of 14.4%, up 100 bps; adjusted operating margin of 15.8%, up 150 bps

◾	Reported EPS of $1.67, down 19%; adjusted EPS of $1.97, up 23%

Full Year 2023 Highlights

◾	Reported sales of $2.06 billion, up 4% on a reported basis and 1% organically

◾	Reported operating margin of 17.1%, up 120 bps; adjusted operating margin of 17.8%, up 140 bps

◾	Reported EPS of $7.82, up 5%; adjusted EPS of $8.27, up 16%

◾	Operating cash flow of $311 million and free cash flow of $281 million, a 39% and 40% increase, respectively

◾	Closed the acquisition of Josam Company effective January 1, 2024

Note changes in performance are relative to fourth quarter and year ended December 31, 2022

North Andover, Mass., February 12, 2024 -- Watts Water Technologies, Inc., (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the fourth quarter and full year 2023.

Chief Executive Officer Robert J. Pagano Jr. commented, “We closed out 2023 with record results for the quarter and full year, including record sales, operating margin and adjusted earnings per share. I would like to express my gratitude to the entire Watts team for their dedication and support throughout the year as we delivered on our commitments to serve our customers, executed on new product development, including products to support our Smart and Connected strategy, and funded long-term investments.”

Mr. Pagano continued, “We are also pleased to have completed the acquisitions of Bradley Corporation in the fourth quarter and Josam Company effective January 1, 2024. These strategic and complementary acquisitions expand our addressable market and enable value creation through greater scale and growth opportunities. The integration of both companies is underway and is progressing well. Our balance sheet remains strong, and our robust cash flow continues to support investment into the business, return of capital to shareholders and the execution of our long-term strategy.”

“As we enter 2024, we are monitoring weakening global economic indicators. We are currently expecting softer market conditions as the year progresses, and we have incorporated these expectations into our outlook. We are taking actions as needed to adjust our cost structure and are confident that our experienced team is well-equipped to navigate the dynamic operating environment,” concluded Mr. Pagano.

A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31,			Year ended December 31,
(In millions, except per share information)	2023	2022	% Change	2023	2022	% Change
Sales	$547.5	$501.9	9%	$2,056.3	$1,979.5	4%

Net income	55.8	68.6	(19)%	262.1	251.5	4%

Diluted net income per share	$1.67	$2.05	(19)%	$7.82	$7.48	5%

Special items (1)	0.30	(0.45)		0.45	(0.35)

Adjusted earnings per share (1)	$1.97	$1.60	23%	$8.27	$7.13	16%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Fourth Quarter Financial Highlights

Fourth quarter 2023 performance relative to fourth quarter 2022

●	Sales of $548 million increased 9% on a reported basis and were down 1% organically, primarily due to a tough prior-year organic comparison with 11% organic growth in the fourth quarter of 2022. The fourth quarter of 2023 included low-single digit organic growth in the Americas and in Asia Pacific, Middle East and Africa (“APMEA”) that was offset by mid-single digit organic decline in Europe. Sales from acquisitions totaled approximately $42 million with $33 million reported within the Americas and $9 million reported within APMEA. Favorable foreign exchange movements added approximately $6 million in sales.
●	Operating margin increased 100 basis points on a reported basis and 150 basis points on an adjusted basis, driven by favorable price, product mix and productivity, which more than offset inflation, lower volume, incremental investments and the dilutive impact of the Enware and Bradley acquisitions. Reported operating margin was unfavorably impacted by acquisition-related charges and was partially offset by lower restructuring charges.

Regional Performance

Americas

o	Sales of $387 million increased 10% on a reported basis and 1% on an organic basis, against a tough prior-year comparison of 11% organic growth in the fourth quarter of 2022. Solid growth in core valve products was mostly offset by declines in gas connectors and marine instrumentation. The acquisition of Bradley contributed approximately $33 million in sales, or 9% to reported growth.
o	Operating margin increased 120 basis points on a reported basis and 150 basis points on an adjusted basis as benefits from price realization, favorable product mix and productivity more than offset inflation, lower volume, incremental investments and the dilutive impact of the Bradley acquisition. Reported operating margin was unfavorably impacted by acquisition-related charges.

Europe

o	Sales of $128 million were flat on a reported basis, which included favorable foreign exchange movements of 5%. Organic sales decreased 5%, as price realization was more than offset by lower volumes in both fluid solutions and drains products.
o	Operating margin increased 300 basis points on a reported basis and 220 basis points on an adjusted basis. Reported and adjusted operating margins both benefited from favorable price-cost dynamic and product mix which more than offset lower volume and incremental investments. Reported operating margin benefited from lower restructuring charges.

APMEA

o	Sales of $33 million increased 40% on a reported basis, which included acquired sales of 37%, or $9 million, slightly offset by unfavorable foreign exchange movements of 1%. Organic sales increased 4%, driven by strong growth in Australia and New Zealand, partially offset by flat sales in China and the Middle East.
o	Operating margin decreased 160 basis points on a reported basis and 180 basis points on an adjusted basis. Reported and adjusted margins both benefited from price and productivity, which was more than offset by inflation, incremental investments, affiliate charges and dilution from the Enware acquisition. Reported operating margin benefited from lower restructuring charges.

Cash Flow and Capital Allocation

●	For 2023, operating cash flow was $311 million and net capital expenditures were $30 million, resulting in free cash flow of $281 million. In 2022, operating cash flow was $224 million and net capital expenditures were $23 million, resulting in free cash flow of $201 million. Operating and free cash flow increased year-over-year due to higher net income and reduced working capital investment.

●	The Company repatriated approximately $64 million in cash during the fourth quarter of 2023 and approximately $118 million for full year 2023. The proceeds were used to pay down revolving debt and to fund acquisitions. The Company deployed approximately $301 million of capital for the acquisition of Bradley Corporation during the fourth quarter. The acquisition was funded with cash on hand and borrowing on the Company’s revolving line of credit.

●	The Company repurchased approximately 23,000 shares of Class A common stock at a cost of $4.3 million during the fourth quarter of 2023. For full year 2023, the Company repurchased approximately 92,000 shares at a cost of approximately $16 million. Approximately $12 million remains available under the stock repurchase program authorized in 2019, which does not have an expiration date. An additional $150 million remains available under the stock repurchase program authorized in July 2023, which also has no expiration date.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss fourth quarter and full year 2023 results on Tuesday, February 13, 2024, at 9:00 a.m. EST. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until February 12, 2025.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected 2024 financial results, our strategy, the benefits from recent acquisitions and our ability to manage challenging macro-economic and softer market conditions. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
Net sales	$547.5	$501.9	$2,056.3	$1,979.5
Cost of goods sold	291.8	283.3	1,095.4	1,105.2
GROSS PROFIT	255.7	218.6	960.9	874.3
Selling, general and administrative expenses	173.1	147.0	604.5	550.5
Restructuring	3.8	6.2	5.5	10.6
Gain on sale of asset	—	(1.8)	—	(1.8)
OPERATING INCOME	78.8	67.2	350.9	315.0
Other (income) expense:
Interest income	(3.2)	(0.3)	(7.2)	(0.6)
Interest expense	3.8	2.0	8.2	7.0
Other expense, net	0.8	0.8	0.4	1.0
Total other expense	1.4	2.5	1.4	7.4
INCOME BEFORE INCOME TAXES	77.4	64.7	349.5	307.6
Provision (benefit) for income taxes	21.6	(3.9)	87.4	56.1
NET INCOME	$55.8	$68.6	$262.1	$251.5

BASIC EPS
NET INCOME PER SHARE	$1.67	$2.05	$7.85	$7.51
Weighted average number of shares	33.4	33.4	33.4	33.5
DILUTED EPS
NET INCOME PER SHARE	$1.67	$2.05	$7.82	$7.48
Weighted average number of shares	33.5	33.5	33.5	33.6
Dividends declared per share	$0.36	$0.30	$1.38	$1.16

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$350.1	$310.8
Trade accounts receivable, less reserve allowances of $11.9 million at December 31, 2023 and $10.7 million at December 31, 2022	259.8	233.8
Inventories, net:
Raw materials	150.6	138.0
Work in process	20.2	21.0
Finished goods	228.5	216.6
Total Inventories	399.3	375.6
Prepaid expenses and other current assets	51.8	30.4
Total Current Assets	1,061.0	950.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	677.2	595.6
Accumulated depreciation	(429.0)	(398.8)
Property, plant and equipment, net	248.2	196.8
OTHER ASSETS:
Goodwill	693.0	592.4
Intangible assets, net	216.1	113.7
Deferred income taxes	23.6	17.8
Other, net	67.5	59.6
TOTAL ASSETS	$2,309.4	$1,930.9

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$131.8	$134.3
Accrued expenses and other liabilities	190.3	174.6
Accrued compensation and benefits	83.7	69.8
Total Current Liabilities	405.8	378.7
LONG-TERM DEBT	298.3	147.6
DEFERRED INCOME TAXES	13.5	26.2
OTHER NONCURRENT LIABILITIES	78.5	77.8
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,352,701 shares at December 31, 2023 and 27,314,679 shares at December 31, 2022	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 5,958,290 shares at December 31, 2023 and at December 31, 2022	0.6	0.6
Additional paid-in capital	674.3	651.9
Retained earnings	979.1	795.3
Accumulated other comprehensive loss	(143.4)	(149.9)
Total Stockholders' Equity	1,513.3	1,300.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,309.4	$1,930.9

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$262.1	$251.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30.1	27.6
Amortization of intangibles	13.2	12.1
Loss on disposal, (gain) on sale of asset and impairment of long-lived asset	0.2	(0.2)
Stock-based compensation	20.2	18.4
Deferred income tax	(18.8)	(29.6)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	6.2	(20.0)
Inventories	27.0	(16.4)
Prepaid expenses and other assets	(20.6)	1.9
Accounts payable, accrued expenses and other liabilities	(8.8)	(21.3)
Net cash provided by operating activities	310.8	224.0
INVESTING ACTIVITIES
Additions to property, plant and equipment	(29.7)	(28.1)
Proceeds from the sale of property, plant and equipment	—	5.2
Business acquisitions, net of cash acquired and other	(313.4)	—
Net cash used in investing activities	(343.1)	(22.9)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	240.0	85.0
Payments of long-term debt	(90.0)	(80.0)
Payments for tax withholdings on vested stock awards	(15.8)	(13.3)
Payments for finance leases and other	(2.8)	(4.7)
Proceeds from share transactions under employee stock plans	0.1	0.2
Payments to repurchase common stock	(16.0)	(69.4)
Dividends	(46.5)	(39.5)
Net cash provided by (used in) financing activities	69.0	(121.7)
Effect of exchange rate changes on cash and cash equivalents	2.6	(10.6)
INCREASE IN CASH AND CASH EQUIVALENTS	39.3	68.8
Cash and cash equivalents at beginning of year	310.8	242.0
CASH AND CASH EQUIVALENTS AT END OF YEAR	$350.1	$310.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Fourth Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Americas	$387.0	$350.4	$1,428.1	$1,390.0
Europe	128.0	128.3	512.1	499.1
APMEA	32.5	23.2	116.1	90.4
Total	$547.5	$501.9	$2,056.3	$1,979.5

	Operating Income
	Fourth Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Americas	$75.4	$64.3	$325.2	$283.9
Europe	17.3	13.4	70.4	66.7
APMEA	4.2	3.3	16.1	14.0
Corporate	(18.1)	(13.8)	(60.8)	(49.6)
Total	$78.8	$67.2	$350.9	$315.0

	Intersegment Sales
	Fourth Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Americas	$2.5	$3.1	$7.9	$11.1
Europe	4.8	4.5	24.7	24.7
APMEA	17.8	8.2	85.2	71.4
Total	$25.1	$15.8	$117.8	$107.2

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs, contingent consideration adjustment, gain on sale of asset, the related income tax impacts on these items, and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022

Net sales	$547.5	$501.9	$2,056.3	$1,979.5

Operating income - as reported	$78.8	$67.2	$350.9	$315.0
Operating margin %	14.4%	13.4%	17.1%	15.9%

Adjustments for special items:
Restructuring	$3.8	$6.2	$5.5	$10.6
Acquisition-related costs	6.3	—	11.3	—
Contingent consideration adjustment	(2.5)	—	(2.5)	—
Gain on sale of asset	—	(1.8)	—	(1.8)
Total adjustments for special items	$7.6	$4.4	$14.3	$8.8
	.
Operating income - as adjusted	$86.4	$71.6	$365.2	$323.8
Adjusted operating margin %	15.8%	14.3%	17.8%	16.4%

Net income - as reported	$55.8	$68.6	$262.1	$251.5

Adjustments for special items - tax effected:
Restructuring	$2.8	$4.6	$4.1	$7.9
Acquisition-related costs	4.7	—	8.3	—
Contingent consideration adjustment	(2.5)	—	(2.5)	—
Gain on sale of asset	—	(1.4)	—	(1.4)
Discrete tax items	5.3	(18.2)	5.3	(18.2)
Total adjustments for special items - tax effected	$10.3	$(15.0)	$15.2	$(11.7)

Net income - as adjusted	$66.1	$53.6	$277.3	$239.8

Diluted earnings per share - as reported	$1.67	$2.05	$7.82	$7.48
Restructuring	0.08	0.13	0.12	0.23
Acquisition-related costs	0.14	—	0.25	—
Contingent consideration adjustment	(0.08)	—	(0.08)	—
Gain on sale of asset	—	(0.04)	—	(0.04)
Discrete tax items	0.16	(0.54)	0.16	(0.54)
Diluted earnings per share - as adjusted	$1.97	$1.60	$8.27	$7.13

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended					Fourth Quarter Ended
	December 31, 2023					December 31, 2022
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$387.0	128.0	32.5	—	547.5	$350.4	128.3	23.2	—	501.9

Operating income (loss) - as reported	$75.4	17.3	4.2	(18.1)	78.8	$64.3	13.4	3.3	(13.8)	67.2
Operating margin %	19.5%	13.5%	12.8%		14.4%	18.3%	10.5%	14.4%		13.4%

Adjustments for special items	$2.8	1.9	(0.1)	3.0	7.6	$1.3	3.1	—	—	4.4

Operating income (loss) - as adjusted	$78.2	19.2	4.1	(15.1)	86.4	$65.6	16.5	3.3	(13.8)	71.6
Adjusted operating margin %	20.2%	15.0%	12.6%		15.8%	18.7%	12.8%	14.4%		14.3%

	Year Ended					Year Ended
	December 31, 2023					December 31, 2022
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$1,428.1	512.1	116.1	—	2,056.3	$1,390.0	499.1	90.4	—	1,979.5

Operating income (loss) - as reported	$325.2	70.4	16.1	(60.8)	350.9	$283.9	66.7	14.0	(49.6)	315.0
Operating margin %	22.8%	13.7%	13.8%		17.1%	20.4%	13.4%	15.5%		15.9%

Adjustments for special items	$3.3	2.0	3.2	5.8	14.3	$2.2	6.7	(0.1)	—	8.8

Operating income (loss) - as adjusted	$328.5	72.4	19.3	(55.0)	365.2	$286.1	73.4	13.9	(49.6)	323.8
Adjusted operating margin %	23.0%	14.1%	16.6%		17.8%	20.6%	14.7%	15.4%		16.4%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2023	$387.0	$128.0	$32.5	$547.5
Reported net sales December 31, 2022	350.4	128.3	23.2	501.9
Dollar change	$36.6	$(0.3)	$9.3	$45.6
Net sales % increase (decrease)	10.4%	(0.2)%	40.1%	9.1%
(Decrease) increase due to foreign exchange	—%	(5.1)%	0.7%	(1.3)%
Increase due to acquisition	(9.5)%	—%	(37.3)%	(8.4)%
Organic sales increase	0.9%	(5.3)%	3.5%	(0.6)%

	Year Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2023	$1,428.1	$512.1	$116.1	$2,056.3
Reported net sales December 31, 2022	1,390.0	499.1	90.4	1,979.5
Dollar change	$38.1	$13.0	$25.7	$76.8
Net sales % increase	2.7%	2.6%	28.4%	3.9%
Increase (decrease) due to foreign exchange	0.2%	(1.8)%	4.5%	(0.1)%
Increase due to acquisition	(2.4)%	—%	(27.9)%	(3.0)%
Organic sales increase	0.5%	0.8%	5.0%	0.8%

	Fourth Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2022	$350.4	$128.3	$23.2	$501.9
Reported net sales December 31, 2021	318.3	133.6	22.0	473.9
Dollar change	$32.1	$(5.3)	$1.2	$28.0
Net sales % increase (decrease)	10.1%	(4.0)%	5.5%	5.9%
Decrease due to foreign exchange	0.6%	13.2%	11.8%	4.6%
Organic sales increase	10.7%	9.2%	17.3%	10.5%

	Year Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2022	$1,390.0	$499.1	$90.4	$1,979.5
Reported net sales December 31, 2021	1,207.2	517.4	84.6	1,809.2
Dollar change	$182.8	$(18.3)	$5.8	$170.3
Net sales % increase (decrease)	15.1%	(3.5)%	6.9%	9.4%
Decrease due to foreign exchange	0.3%	12.0%	6.6%	3.9%
Increase due to acquisition	(0.5)%	—%	—%	(0.3)%
Organic sales increase	14.9%	8.5%	13.5%	13.0%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2023	2022

Net cash provided by operations - as reported	$310.8	$224.0
Less: additions to property, plant, and equipment	(29.7)	(28.1)
Plus: proceeds from the sale of property, plant, and equipment	—	5.2
Free cash flow	$281.1	$201.1

Net income - as reported	$262.1	$251.5

Cash conversion rate of free cash flow to net income	107.2%	80.0%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2023	2022

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	298.3	147.6
Less: Cash and cash equivalents	(350.1)	(310.8)
Net debt	$(51.8)	$(163.2)

Net debt	$(51.8)	$(163.2)
Plus: Total stockholders' equity	1,513.3	1,300.6
Capitalization	$1,461.5	$1,137.4

Net debt to capitalization ratio	(3.5)%	(14.3)%